Exhibit 99.1

Investor Contact:

Alfred Lumsdaine, (615) 371-4936

Executive Vice President and Chief Financial Officer

QUORUM HEALTH CORPORATION APPOINTS GLENN HARGREAVES AS CHIEF ACCOUNTING OFFICER

BRENTWOOD, Tenn. (August 24, 2018) – Quorum Health Corporation (NYSE: QHC) today announced that the Company has appointed Glenn A. Hargreaves as Senior Vice President and Chief Accounting Officer, effective August 27, 2018. Mr. Hargreaves will oversee the Company’s General Accounting, External Reporting, SOX Compliance, Tax and Revenue Management activities.

Mr. Hargreaves has extensive healthcare and hospital accounting experience. Mr. Hargreaves most recently served as the Chief Accounting Officer for Tivity Health, Inc., a position he held since 2012. Mr. Hargreaves also briefly served as Interim Chief Financial Officer for Tivity Health from November 2016 through July 2017.

Mr. Hargreaves holds a Bachelor of Science in Accounting and a Master of Accountancy from the University of Tennessee and is a Certified Public Accountant.

About Quorum Health Corporation

Quorum Health Corporation is an operator of general acute care hospitals and outpatient services in the United States. Through its subsidiaries, the Company owns, leases or operates a diversified portfolio of 28 affiliated hospitals in rural and mid-sized markets located across 14 states with an aggregate of 2,649 licensed beds. The Company also operates Quorum Health Resources, LLC, a leading hospital management advisory and consulting services business. More information about Quorum Health Corporation can be found at www.quorumhealth.com.

Forward-Looking Statements

Statements contained in this news release regarding expected operating results, acquisition transactions or divestitures and other events are forward-looking statements that involve risk and uncertainties. Actual future events or results may differ materially from these statements. Readers are referred to the documents filed by Quorum Health Corporation with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, current reports on Form 8-K and quarterly reports on Form 10-Q. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

The terms “QHC,” “Quorum Health,” “the Company,” “we,” “us” or “our” refer to Quorum Health Corporation or one or more of its subsidiaries or affiliates as applicable.

-END-